                                                                                                                     Exhibit 10(a)

                                                          Board of Directors
                                                           Retirement Policy
                                                      of The Walt Disney Company

History:     The Board of Directors adopted a retirement  policy on May 28, 1974 as recommended to it by the Executive  Committee;
             it was revised in  November  1983 by the Board of  Directors  upon the  recommendation  of the  Corporate  Governance
             Committee and was further revised on June 23, 1997 by the Compensation Committee.

Policy:

         1.  That no Director may stand for reelection  following the calendar year in which that Director turned 72 years of age;
             provided,  however, that any Director who had previously held the office of Chief Executive Officer shall be eligible to serve as a Director through the year during which such Director turned 75 years of age.

         2.  That each of those  Directors  who retire in  accordance  with the policy set forth in paragraph 1 above be elected a
             Director Emeritus.

         3.  That Directors  Emeritus who retire after June 23, 1997, no longer be privileged to attend Board meetings or to serve on Board  Committees  but  shall  continue  to be  invited  to  social  events  such as movie  openings,  theme  park anniversaries, etc., to which all then current Directors are invited.

         4.  That all accruals of future  retirement  benefits for Directors  retiring  after June 23, 1997  (including  Directors
             Emeritus), be terminated,  effective from December 31, 1994, and for all periods thereafter (the "Accrual Termination
             Date").

         5.  That upon retirement  (regardless of whether or not Director  Emeritus status has been reached) each Director who has served five or more years as of the Accrual  Termination Date shall receive annual  retirement  benefits for the same number of years that such Director has actively served on the Board, calculated as follows:

             (a) for retired  Directors  with ten years or more of active Board service  accrued  through the Accrual  Termination
             Date, the same yearly retainer as paid to active non-management Directors;

             (b) for  retired  Directors  with five  through  nine years of active  Board  service  accrued  through  the  Accrual
             Termination Date, fifty percent (50%) of an active  non-management  Director's yearly retainer plus an additional ten percent (10%) thereof for each year of active Board service in excess of five years.

         6.  That  management  Directors  are not eligible for  retirement  benefits for any years that they serve The Walt Disney
             Company or any of its affiliates in dual roles (management and director).

         7.  That any Director  Emeritus who has retired  prior to June 23, 1997,  shall be unaffected by any changes in the Board of  Directors  Retirement  Policy  effected  on June 23,  1997,  and shall  continue  to be  covered by the Policy as previously in effect.